RING ENERGY, INC.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Agreement”) is entered into by and between Ring Energy, Inc., a Nevada corporation (the “Company”), and the individual or entity whose name appears on the last page of this Agreement (the “Investor”).

The Investor understands that the Company proposes to offer and sell to a limited number of “accredited investors” an aggregate maximum of 3,000,000 shares of Common Stock at a price per share of $5.50 (the “Shares”) in accordance with the Term Sheet dated June 1, 2013 (the “Term Sheet”), and pursuant to Section 4(a)(2), and/or Section 4(a)(5) of the Securities Act of 1933, as amended (the “Securities Act” or the “Act”), Rule 506 of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act, and corresponding state exemptions or preemption provisions (the “Offering”).

The Investor and the Company agree as follows:

1.

Sale of Shares.  The Investor shall purchase from the Company the number of Shares set forth opposite the Investor’s name on the last page of this Agreement at a price per share of $5.50.

2.

Closing; Delivery.

2.1

Closing.  The closing of the purchase and sale of the Shares to the Investor shall be held at the offices of the Company on the date upon which the Company accepts and signs this Agreement, or such other location as to which the parties may agree (the “Closing”).

2.2

Delivery of Subscription Amount, Agreements, and Shares.  In order to purchase the Shares, the Investor shall deliver to:

Ring Energy, Inc.

Attn: William R. Broaddrick

6555 S. Lewis Ave, Suite 200

Tulsa, OK  74136

the following items:  this signed Subscription Agreement, the completed Investor Questionnaire, and a check payable in U.S. dollars to the Company for the aggregate purchase price to be paid in respect of the Shares.  Within five (5) business days the Company will accept or reject the subscription.  If the Company accepts the subscription, it will forward a signed copy of this Agreement to the Investor for his, her, or its records and will direct the Company’s transfer agent to issue a stock certificate reflecting the Shares and registered in the name of the Investor and to forward the stock certificate directly to the Investor at the address set forth on the Signature Page of this Agreement.

3.

Representations and Warranties of the Company.  The Company represents and warrants to the Investor that the following shall be true and correct in all material respects.

3.1

Organization and Standing.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.  The Company has all requisite corporate power and authority to carry on its business as presently conducted.  The Company is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required and where failure to be so qualified would not have a material adverse effect on the Company’s business as now conducted.

3.2

Corporate Power.  The Company has all requisite legal and corporate power to execute and deliver this Agreement, to sell and issue the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

3.3

Common Stock.  The holders of common stock, including the Shares, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefore.  Upon liquidation, dissolution or winding up of the Company, and after payment of creditors, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.  Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote.  Holders of the Company’s common stock do not have cumulative voting rights.

3.4

SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.5

Authorization  All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution, delivery and performance by the Company of this Agreement, the authorization, issuance, sale and delivery of the Shares, and the performance of all of the Company’s obligations hereunder has been taken or will be taken prior to the Closing.  This Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company enforceable in accordance with its respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.  The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and the Shares and will be free of any liens or encumbrances created by the Company; provided, however, that the Shares will be subject to restrictions on transfer under applicable securities laws as set forth herein.

3.6

Litigation.  There is no action, proceeding or investigation pending, or to Company’s knowledge threatened, against the Company or its officers, directors or stockholders, or, to the Company’s knowledge, against employees or consultants of the Company which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Company.  The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.  There is no action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate.

3.7

Brokers or Finders.  Except as provided in the Term Sheet, the Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by or on behalf of the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

4.

Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company as follows:

4.1

Authorization.  This Agreement, when executed and delivered by the Investor, will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors’ rights.

4.2

Accredited Investor.  The Investor is an “accredited investor” as defined in Rule 501 of Regulation D promulgated by the SEC under the Act.

4.3

Restricted Securities.  The Investor understands that the Shares have not been registered pursuant to the Securities Act, or any state securities act, and thus are “restricted securities” as defined in Rule 144 promulgated by the SEC.  While the Company will use its best efforts to file a registration statement with the SEC within 90 days of the closing of the offering, the shares will remain restricted until said registration statement is declared effective by the SEC.

4.4

Investment Purpose.  The Investor acknowledges that the Shares are being purchased for his, her, or its own account, for investment, and not with the present view towards the distribution, assignment, or resale to others or fractionalization in whole or in part.  The Investor further acknowledges that no other person has or will have a direct or indirect beneficial or pecuniary interest in the Shares.

4.5

Limitations on Resale; Restrictive Legend.  The Investor acknowledges that he, she, or it will not sell, assign, hypothecate, or otherwise transfer any rights to, or any interest in, the Shares except (i) pursuant to an effective registration statement under the Securities Act, or (ii) in any other transaction which, in the opinion of counsel acceptable to the Company, is exempt from registration under the Securities Act, or the rules and regulations of the SEC thereunder.  The Investor also acknowledges that an appropriate legend will be placed upon each of the certificates representing the Shares stating that the Shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale of the Shares.

4.6

Information.  The Investor, or if the Investor is any entity, its undersigned representative, has been furnished (i) with all requested materials relating to the business, finances, management, and operations of the Company; (ii) with information deemed material to making an informed investment decision; and (iii) with additional requested information necessary to verify the accuracy of any documents furnished to the Investor by the Company.  Such person has been afforded the opportunity to ask questions of the Company and its management and to receive answers concerning the terms and conditions of the Offering.

4.7

Documents.  The Investor, or if the Investor is any entity, its undersigned representative, has received and read in their entirety: (i) this Subscription Agreement and each representation, warranty, and covenant set forth herein; and (ii) the Term Sheet.  The Investor has also had access to the SEC Reports filed by the Company with the SEC.  Such person has relied upon the information contained therein and has not been furnished any other documents, literature, memorandum, or prospectus.

4.8

Knowledge and Experience in Business and Financial Matters.  The Investor, either individually or together with his, her, or its purchaser representative, has such knowledge and experience in business and financial matters that he, she, or it is capable of evaluating the risks of the prospective investment, and that the financial capacity of such party is of such proportion that the total cost of such person’s commitment in the Shares would not be material when compared with his, her, or its total financial capacity.

4.9

No Advertisements.  The Investor is not entering into this Subscription Agreement as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.

4.10

Relationship to Company.  The Investor, either individually or, if an entity, through its representative, has a preexisting personal or business relationship with the Company or one of its officers, directors, or controlling persons, or, by reason of his or her business or financial experience (or the business or financial experience of his professional advisors who are unaffiliated with and who are not compensated by the Company), the Investor has the capacity to protect his, her, or its owninterests in connection with the purchase of the Shares.

4.11

Brokers or Finders

(a)

.  The Investor has not engaged any brokers, finders, or agents and has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finder’s fee or agents’ commissions or any similar charges in connection with this Agreement and the transactions contemplated hereby.

5.

Miscellaneous.

5.1

Notices.  All communications, except as described in paragraph 2.2, provided for herein shall be in writing and shall be deemed to be given or made when served personally or when deposited in the United States mail, certified return receipt requested, addressed as follows, or at such other address as shall be designated by any party hereto in written notice to the other party hereto delivered pursuant to this subsection:

Investor:

See the address set forth on the signature page of this Agreement.

Company:

6555 S. Lewis

Suite 200

Tulsa, OK  74136

Attn:  Kelly Hoffman

5.2

Default.  Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney’s fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by statute.

5.3

Assignment.  This Agreement may not be assigned in whole or in part by the parties hereto without the prior written consent of the other party or parties, which consent shall not be unreasonably withheld.

5.4

Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns.

5.5

Partial Invalidity.  If any term, covenant, condition, or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition, or provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

5.6

Entire Agreement.  This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, and preliminary agreements between the parties hereto relating to the subject matter of this Agreement.

5.7

Interpretation of Agreement.  This Agreement shall be interpreted and construed as if equally drafted by all parties hereto.

5.8

Survival of Covenants, Etc.  All covenants, representations, and warranties made herein to any party, or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.

5.9

Further Action.  The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transactions contemplated herein.

5.10

Amendment.  This Agreement or any provision hereof may not be changed, waived, terminated, or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.

5.11

Full Knowledge.  By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

5.12

Headings.  The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

5.13

Counterparts.  This Agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument.

5.14

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma without regard to conflict of law principles and will be binding upon and shall inure to the benefit of the Parties and the Shareholder and their successors and assigns.

5.15

Remedies.  Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provision of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE

Shares:
Investment $:
NOMINEE NAME (Name As it Appears on Stock Certificate)

Signature

Print Name
	Date:	, 2013

Name of Entity (if Applicable)
Tax ID / SSN No.:

Address for Notice:

Telephone No.:
Facsimile No.:
E-Mail Address:
Attention:

Delivery Instructions: (if different than above)
C/O:
Street:
City/State/Zip:
Attention:
Telephone No.:

The foregoing Agreement is hereby confirmed and accepted by the Company as of the _______ day of                      , 2013.

Ring Energy, Inc.

By:   _________________________________

Its:  ___________________________

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